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             [LETTERHEAD OF WILLKIE FARR & GALLAGHER]



October 23, 1995



Smith Barney California Municipals
  Fund Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          We have acted as counsel for Smith Barney California Municipals Fund Inc., a corporation organized under the laws of the State of Maryland (the "Acquiring Fund"), in connection with the transfer of all or substantially all of the assets of the California Portfolio (the "Acquired Fund"), a series of Smith Barney Muni Funds ("SBMF"), a business trust organized under the laws of The Commonwealth of Massachusetts, to the Acquiring Fund and the related issuance of shares of the Acquiring Fund's Class A, Class B and Class C shares of common stock, par value $.01 per share (the "Acquiring Fund Shares"), and the assumption by the Acquiring Fund of scheduled liabilities of the Acquired Fund in exchange therefor, all pursuant to an Agreement and Plan of Reorganization dated as of October 23, 1995 (the "Agreement") between the Acquiring Fund and SBMF on behalf of the Acquired Fund. Capitalized terms used herein have the same meanings ascribed to them in the Agreement unless defined otherwise herein.

          As counsel for the Acquiring Fund, we have examined the Acquiring Fund's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Acquiring Fund's Articles of Incorporation and By-laws, and all amendments thereto, and the Agreement.

          We have also examined and relied upon such organizational records of the Acquiring Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed without independent verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. As to matters of Maryland law, we have relied solely on the opinion of Venable Baetjer and Howard, LLP with respect to the matters addressed therein, which is satisfactory to us in form and scope and a copy of which is annexed hereto.



















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Smith Barney California Municipals
   Fund Inc.
October 23, 1995
Page 2

          Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including Maryland) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of the Acquiring Fund Shares pursuant to the Agreement.

          Based upon the foregoing, we are of the opinion that the Acquiring Fund is a corporation validly existing and in good standing under the laws of the State of Maryland. We are further of the opinion that the Acquiring Fund Shares to be issued as contemplated in the Agreement have been, to the extent of the number of shares of the respective class authorized in the Acquiring Fund's Charter and then unissued, duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Agreement will be validly issued, fully paid and nonassessable under the laws of the State of Maryland.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the registration or qualification of the Acquiring Fund or the Acquiring Fund Shares under the securities laws of any state or other jurisdiction.

          This opinion is furnished by us as counsel to the Acquiring Fund, is solely for the benefit of the Acquiring Fund and its governing board in connection with the above described acquisition of assets and liabilities and may not be relied upon for any other purpose or by any other person.

                                   Very truly yours,


                                                 /s/ Willkie Farr & Gallagher


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            [LETTERHEAD OF VENABLE, BAETJER AND HOWARD, LLP]


                                         October 23, 1995


Willkie Farr & Gallagher
153 East 53rd Street
New York, New York 10022-4669

          Re: Smith Barney California Municipals Fund Inc.

Ladies and Gentlemen:

          We have acted as special Maryland counsel to Smith Barney California Municipals Fund Inc., a Maryland corporation (the "Company"), in connection with the proposed acquisition by the Company of all or substantially all the assets and certain scheduled liabilities of the California Portfolio (the "Acquired Fund"), a portfolio of Smith Barney Muni-Funds, a Massachusetts business trust (the "Trust"), in exchange for Class A, Class B, and Class C shares of the Company (the "Class A Shares," "Class B Shares," and "Class C Shares," respectively), pursuant to an Agreement and Plan of Reorganization to be executed by the Company and by the Trust, on behalf of the Acquired
Fund (the "Agreement").

          We have examined the Company's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Company's Charter and Bylaws, and a draft of the Agreement substantially in the form in which it is to be attached to the Prospectus/Proxy Statement included in the Registration Statement. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

          We have also examined and relied upon such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Agreement will be duly executed and delivered in substantially the same form as the draft submitted to us and that upon such execution and delivery,



















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Willkie Farr & Gallagher
November  , 1995
Page 2


it will constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, and, further, that the number of Class A Shares, Class B Shares, and Class C Shares to be issued by the Company to the Trust and then distributed to the shareholders of the Acquired Fund pursuant to the Agreement will not exceed the respective number of then unissued Class A Shares, Class B Shares, and Class C Shares authorized in the Company's Charter.

          Based upon the foregoing, we are of the opinion that:

          1 . The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

          2. The Class A Shares, Class B Shares, and Class C Shares of the Company to be issued as contemplated in the Agreement have been, to the extent of the number of shares of the respective class authorized in the Charter of the Company and then unissued, duly authorized, and, subject to the receipt by the Company of consideration equal to the net asset value thereof (but in no event less than the par value thereof, when issued in accordance with the Agreement will be validly issued, fully paid and nonassessable Class A Shares, Class B Shares, and Class C Shares of the Company under the laws of the State of Maryland.

          This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

          You may rely on our foregoing opinion in rendering your opinion to the Company that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder.

                              Very truly yours,

                                /s/ Venable, Baetjer and Howard, LLP